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                                                                  EXHIBIT 10(i)

                          HILLENBRAND INDUSTRIES, INC.

                      SENIOR EXECUTIVE COMPENSATION PROGRAM

                                    ARTICLE I

PURPOSE - The purpose of this Program is to reward the creation of long term shareholder value by providing incentive, perquisite and other compensation to a limited number of senior, key executives of Hillenbrand Industries, Inc., and its subsidiaries, who contribute by their imagination, resourcefulness, skills and insight to the business objectives of the Corporation.

                                   ARTICLE II

DEFINITIONS:

1. "Program" means this Senior Executive Compensation Program which consists of the following components:

     *    Short term Incentive Compensation

     *    Long term Performance Share Compensation

     *    Perquisite Compensation

     *    Deferred Compensation

     *    Supplemental Pension

2. "Corporation" means Hillenbrand Industries, Inc., an Indiana corporation, and its subsidiaries.

3. "Corporate" means Hillenbrand Industries, Inc., as a corporate holding company and does not include subsidiaries.

4. "Subsidiary" means an operating company unit of which a majority equity interest is owned directly or indirectly by the Corporation.

5. "Board of Directors" or "Board" means the Board of Directors of Hillenbrand Industries, Inc.

6. "Committee" means the Performance Compensation Committee appointed to administer the Program. "Sub-Committee" means the sub-committee of the Performance Compensation Committee appointed to establish and administer the Performance Base and Target (performance goals) for Incentive Compensation and shareholder value goals (performance goals) for Performance Share Compensation.

7.   "Office of the President" means the Office of the President of Corporate.

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8.   "Participant" means a key employee selected for participation in the
     Program pursuant to Article IV.

9. "Incentive Compensation" means the short term Incentive Compensation as provided in Article V.

10. "Performance Share Compensation" means the long term Performance Share Compensation as provided in Article VI.


11.  "Perquisite Compensation" means the Perquisite Compensation as provided in
     Article VII.

12. "Deferred Compensation" means the Deferred Compensation arrangement as provided in Article VIII.

13.  "Supplemental Pension" means Supplemental Pension as provided in Article
     IX.

14. "Base Salary" means the annual calendar earnings of a Participant including salary as reported for federal income tax purposes, but excluding all bonus payments of any kind, commissions, incentive compensation, long term performance compensation, perquisites and other forms of additional compensation.

15. "Disability" means a physical or mental disability by reason of which a Participant is determined by the Office of the President or its delegate, to be eligible (except for the waiting period) for permanent disability benefits under Title II of the Federal Social Security Act.

                                   ARTICLE III

ADMINISTRATION - Full power and authority to construe, interpret, and administer the Program, with the exception of establishing and administering performance goals, is vested in the Committee. The Sub-Committee has full power to establish, administer and certify performance goals related to Incentive Compensation and Performance Share Compensation. Their decisions are final, conclusive and binding upon all parties, including the Corporation, the shareholders thereof, and the Participants. The Committee and the Sub-Committee may rely upon recommendations of the Office of the President or the Chief Executive Officer in approving financial and non-financial goals recommended to it.

                                   ARTICLE IV

PARTICIPATION - Selection of key employees for participation for each of the components of compensation contemplated by the Program are set forth in Articles V, VI, VII, and VIII.

                                    ARTICLE V

INCENTIVE COMPENSATION - The purpose of Incentive Compensation is to provide financial recognition to Participants, the amount of which is determined by the attainment of annual financial and/or non-financial goals.

1. PARTICIPANTS - Participation in Incentive Compensation by members of the Office of the President and Corporate Vice Presidents shall be determined by the Committee. Other Participants in Incentive Compensation shall be determined by the Office of the President pursuant to

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     recommendation from the Chief Executive Officer of Corporate, or if an employee of a Subsidiary, by the Chief Executive Officer thereof.

2. ESTABLISHMENT OF PERFORMANCE BASE AND TARGET - A Performance Base and Target for members of the Office of the President and Corporate Vice Presidents as a group shall be recommended by the Chief Executive Officer of Corporate and approved by the Sub-Committee. The Performance Base and Target for each Participant who is a Chief Executive Officer of a Subsidiary shall be approved by the Office of the President. The Performance Base and Target for other Corporate Participants and other Subsidiary Participants shall be established and approved by the Office of the President and the Chief Executive Officer of each Subsidiary, respectively. The Performance Base and Target shall be established annually for Corporate and each Subsidiary and will be communicated to each Participant. The Performance Base and Target for members of the Office of the President and Corporate Vice Presidents shall be directly related to the return on shareholder equity of the Corporation or as otherwise determined by the Sub-Committee. The Performance Base and Target for other Participants shall include both financial and non-financial measures and shall reflect accomplishment of tactical and strategic plans of each Subsidiary.

3. COMPUTATION OF INCENTIVE COMPENSATION - Incentive Compensation opportunity is established as follows:

     CLASS OF PARTICIPANT               INCENTIVE COMPENSATION OPPORTUNITIES

     Office of the President       60% of Base Salary

     Chief Executive Officer of    50% of Base Salary
     Subsidiary

     Corporate or Subsidiary       40% of Base Salary
     Senior Executive

     Other Executive               30% of Base Salary

     Attainment of the Performance Base shall result in Incentive Compensation of 50% of that established by the above scale. If the Performance Target is met or exceeded, Incentive Compensation of up to 150% of the above scale will be paid. Achievement of results between Performance Base and Target shall be according to a scale recommended by the Office of the President and approved by the Sub-Committee.

4. PAYMENT OF INCENTIVE COMPENSATION - At the end of each fiscal year, Incentive Compensation for each Participant shall be calculated pursuant to paragraph 3 above. Attainment of financial and non-financial goals for those Participants shall be considered in calculation of Incentive Compensation pertaining thereto. In no event shall Incentive Compensation be more than the value established pursuant to paragraph 3 above.
     Incentive Compensation shall be due and payable in cash after forty (40) days but within seventy-five (75) days after the end of the fiscal year; except that all or a portion thereof may be deferred pursuant to the Deferred Compensation arrangement set forth in Article VIII. The Sub-Committee will certify in writing that performance goals were attained prior to payout.

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5.   TERMINATION - Termination of a Participant's employment for reasons other than death, Disability or normal or early retirement shall terminate any non-deferred Incentive Compensation. Termination because of death, Disability or normal or early retirement shall result in a pro-ration of Incentive Compensation based on the number of months employed out of the fiscal year of termination.
                                   ARTICLE VI

PERFORMANCE SHARE COMPENSATION - The purpose of Performance Share Compensation is to reward Participants for the creation of value for the shareholders of Corporate over continuing three-year periods.

1. PARTICIPANTS - Members of the Office of the President shall be Participants in Performance Share Compensation as approved by the Committee. Other Participants in Performance Share Compensation shall be determined by the Committee, pursuant to the recommendation of the Chief Executive Officer of Corporate, or if an employee of a Subsidiary other than the Chief Executive Officer thereof, by the Chief Executive Officer thereof.

2. DETERMINATION OF TENTATIVE AWARD - On the first day of each fiscal year tentative Performance Share Compensation ("Tentative Award") shall be determined for each Participant. The Tentative Award shall be the quotient obtained by dividing (a) the product of the Participant's Base Salary and the salary factor set forth in the following table by (b) the Average Annual Share Price.

     CLASS OF PARTICIPANT               SALARY FACTOR

     Office of the President                 .50

     Subsidiary Chief Executive Officer      .45

     Corporate or Subsidiary                 .30
     Senior Executive

     Other Executive                         .20

     The Average Annual Share Price shall be determined by averaging the closing price of the common stock of Corporate on the last trading date of each fiscal quarter of the preceding fiscal year. The Tentative Award thus determined shall be expressed in terms of a number of shares of common stock of Corporate rounded to the next highest whole share.

3. PERFORMANCE SHARE PERIOD - A performance share period ("Period") shall begin on the first day of each fiscal year and shall include the next three
     (3) consecutive fiscal years.

4. DETERMINATION OF PERFORMANCE SHARE COMPENSATION - Shareholder value created by the Corporation shall be the basis for determining payout of Performance Share Compensation for Corporate Participants. At the beginning of each Period the Sub-Committee, based on recommendations from the Office of the President, shall approve goals, including a base goal, a target goal and a 200% achievement goal for the creation of shareholder value to be achieved during the Period for the Corporation. Such goals shall be communicated to the Corporate Participants.

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     Shareholder value created by each Subsidiary or other goals shall be the basis for determining Performance Share Compensation for Subsidiary Participants. At the beginning of each Period the Sub-Committee, based on recommendations from the Office of the President, shall approve goals, including a base goal, a target goal and a 200% achievement goal for the shareholder value or other goals to be achieved during the Period for each Subsidiary. Such goals shall be communicated to the Subsidiary Participants.

5. CALCULATION OF PERFORMANCE SHARE COMPENSATION - At the end of each Period, Performance Share Compensation shall be calculated for each Participant. If the shareholder value created equals or is greater than the base goal, Performance Share Compensation shall be calculated by multiplying the Tentative Award by a fraction, the numerator of which is the actual shareholder value created for the Corporation less the base goal and the denominator of which is the target goal less the base goal. If the actual shareholder value created is greater than the target goal, but less than the 200% achievement goal, Performance Share Compensation shall be calculated by multiplying the Tentative Award by the sum of: (a) one (1), and (b) the product obtained by multiplying one (1) times a fraction the numerator of which is the actual shareholder value created less the target goal and the denominator of which is the 200% achievement goal less the target goal. If the actual shareholder value equals or exceeds the 200% achievement goal, the Award shall be calculated by multiplying the Tentative Award by two (2).

6. PAYMENT OF THE PERFORMANCE SHARE COMPENSATION - Shares of common stock of Corporate representing Performance Share Compensation shall be delivered to the Participant within a reasonable time after Performance Share Compensation is determined but not sooner than forty (40) days after the end of the Period and not later than seventy-five (75) days thereafter; except that all or a portion thereof may be deferred pursuant to the Deferred Compensation arrangement set forth in Article VIII. The Sub-Committee will certify in writing that performance goals were attained prior to payment.

7. TERMINATION - Termination of a Participant's employment for reasons other than death, Disability or normal or early retirement shall terminate any non-deferred Performance Share Compensation. Termination of a Participant's employment by reason of death, Disability or normal or early retirement shall result in a reduction of Performance Share Compensation by multiplying Performance Share Compensation by a fraction the numerator of which is the number of fiscal year full months occurring between the establishment of a Tentative Award and such termination, and the denominator of which is 36.

                                   ARTICLE VII

PERQUISITE COMPENSATION - The purpose of Perquisite Compensation is to provide Participants with certain benefits to aid such Participants in carrying out their duties, to help provide for their well being, and to create the potential for added long term financial security.

1. PARTICIPANTS - Office of the President, Chief Executive Officer of Subsidiaries and Corporate and Subsidiary Senior Executives shall be eligible for Perquisite Compensation.

2. PERQUISITE COMPENSATION - Perquisite Compensation shall not exceed ten percent (10%) of the Base Salary of a Participant subject to such other limits as may be imposed on Participants who constitute the Office of the President and Corporate Vice Presidents by the Committee or on other Participants by the Chief Executive Officer. A variety of perquisite options shall be

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     determined by the Chief Executive Officer from time to time and communicated to the Participants, except that any perquisite option involving the purchase of common stock of Corporate shall be subject to the approval of the Committee.

3. CARRYOVERS - Perquisite Compensation is available during the fiscal year during which it is earned. Balances from one fiscal year shall be carried forward to the succeeding fiscal year only. Amounts carried forward to the succeeding fiscal year and not spent shall be forfeited.

                                  ARTICLE VIII

DEFERRED COMPENSATION -The purpose of Deferred Compensation is to provide voluntary and mandatory deferral of portions of compensation paid to a Participant by the Corporation.

1. PARTICIPANTS - Participants deferring compensation shall execute a Deferred Compensation Agreement (the "Agreement") with Corporate outlining their various rights, duties and obligations thereunder.

2. ELECTION TO DEFER COMPENSATION - DEFERRAL PERIOD - A Participant may elect to defer all or any portion of Base Salary, Incentive Compensation, Performance Share Compensation and Perquisite Compensation. A Participant's written election to defer any compensation must be made before the beginning of the period of service, ordinarily a fiscal year, during which such compensation would otherwise be paid. The election must state the duration of the deferral period, and shall be irrevocable.

3. DEFERRALS OF BASE SALARY, INCENTIVE COMPENSATION AND PERQUISITE COMPENSATION - (a) When earned, amounts deferred from a Participant's Base Salary, Incentive Compensation and Perquisite Compensation shall be credited, but not paid, to an account in the name of the Participant and shall accrue interest credited monthly at the end of each of the Corporation's fiscal months at a rate which is equal to the monthly prime interest rate (determined as of the first day of each month) charged by the Corporation's principal bank. At the end of the deferral period payment shall be made in cash. (b) In the alternative, a Participant may elect that Incentive Compensation amounts deferred, when earned shall be credited, but not paid, to an account in the name of the Participant which shall be assumed to be invested in the common stock of Corporate, at the then current market price. Dividends, stock dividends, stock splits and other rights inuring to the common stock of Corporate which would be normally payable thereon shall be assumed to be reinvested in the common stock of Corporate at the market value on the date of assumed payment.
     Such election shall be made prior to the period during which the amount is earned and, once made, shall be irrevocable. At the end of the deferral period payment shall be made in shares of common stock of Corporate.

4. DEFERRALS OF PERFORMANCE SHARE COMPENSATION - (a) When due and payable, amounts deferred from Performance Share Compensation will be credited, but not paid, to an account in the name of the Participant which shall be assumed to be invested in the common stock of Corporate. Dividends, stock dividends, stock splits and other rights inuring to the common stock of Corporate, which would be normally payable thereon shall be assumed to be reinvested in the common stock of Corporate at the market value on the date of the assumed payment. At the end of the deferral period payment shall be made in shares of common stock of Corporate. (b) Beginning with the 1995/1997 Period, all Performance Share Compensation earned above the 100% target goal will be deferred without election by the Participant until the Participant's death

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     or the latter of (i) reaching age 62 or (ii) termination of employment.
     Mandatory deferred shares will be subject to forfeiture in the event the Participant voluntarily terminates his employment (except by reason of retirement after reaching age 62) during the three years following the end of a Period according to the following schedule: (i) termination during the first year following the end of a Period will result in forfeiture of all of the mandatory deferred shares relating to that Period; (ii) termination during the second year following the end of a Period will result in forfeiture of two-thirds of the mandatory deferred shares relating to that Period; and (iii) termination during the third year following the end of a Period will result in forfeiture of one-third of the mandatory deferred shares relating to that Period.

5. FINANCIAL HARDSHIP - A withdrawal of Deferred Compensation credited to a Participant's account prior to the termination of the deferral period shall be permitted in the event the Participant experiences serious financial hardship which is beyond the Participant's control and which would cause the Participant severe hardship if such withdrawal were not permitted. Serious financial hardship may include a disability or unexpected and unreimbursed major expenses resulting from illness or accident or impending bankruptcy. Any Participant desiring such withdrawal by reason of serious financial hardship must apply to the Committee and demonstrate that the circumstances being experienced were not under the Participant's control and constitute a real emergency which is likely to cause great financial hardship. The Committee shall have the authority to require such medical or other evidence as it may need to determine the necessity for Participant's withdrawal request.

     If such application for withdrawal is permitted, the amount of such withdrawal shall be limited to an amount of the Participant's account which would have been payable if the Participant's employment with the Corporation was terminated. The allowed amount of withdrawal shall be payable in lump sum or common stock certificate promptly after notice to the Participant of approval by the Committee. If a Participant makes a withdrawal, the amount of the Participant's account under the Program shall be proportionately reduced to reflect such withdrawal. The balance of the Participant's account, if any, shall be payable according to otherwise applicable provisions of the Program.

                                   ARTICLE IX

SUPPLEMENTAL PENSION - The purpose of Supplemental Pension is to provide and supplement the normal retirement benefit which may be reduced or limited due to deferral of compensation or statutory limitation.

1. PARTICIPANTS - Office of the President, Chief Executive Officer of Subsidiary, and Corporate or Subsidiary Senior Executive shall be eligible for supplemental pension benefits.

2. SUPPLEMENTAL PENSION BENEFIT - In the event a Participant's pension benefit under any qualified pension plan of the Corporation in effect at the time of the Participant's retirement (or other event requiring the payment of a benefit hereunder) shall be less than said benefit would have been as a result of the deferral of any compensation, then the Corporation will pay the difference to the Participant at such time as the amount would have been paid under the qualified pension plan. As and for an additional supplemental pension benefit, the Corporation shall pay to the Participant any difference between the Participant's pension benefits actually payable under the pension plan and the amount that would have been payable but for any statutory limitation incorporated into the pension plan language as a requirement of law. Such supplemental


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     pension benefit will be paid by the Corporation at such time as the amount would have been paid under the qualified pension plan but for the limitation.

                                    ARTICLE X

FINALITY OF DETERMINATION - Each determination made by the Committee and the Office of the President shall be final, binding and conclusive for all purposes and upon all persons and the Committee may rely conclusively on the determinations made by the Corporation's independent public accountants or by the Corporation's employees with respect to action of the Committee.

                                   ARTICLE XI

LIMITATIONS - No employee of the Corporation or any other persons shall have any claim or right (legal, equitable or other) to be granted any award hereunder, and no director, officer or employee of the Corporation, or any other person, shall have the authority to enter into any agreement with any person for the making or payment of any award or to make any representation or warranty with respect thereto.

1. No Participant for whose benefit compensation has been deferred shall have any right in compensation other than to receive compensation at the time and in the form elected by the Participant subject to the fulfillment of the conditions described herein, which right may not be assigned or transferred except by will or the laws of the descent and distribution.

2. Neither the action of the Corporation in establishing this Program nor any action taken by the Corporation, the Committee, the Board of Directors, or the Office of the President, nor any provision of this Program, shall be construed as giving to any Participant or employee of the Corporation the right to be retained in the employ of the Corporation.

                                   ARTICLE XII

AMENDMENTS, SUSPENSION OR TERMINATION - The Committee may discontinue this Program in whole or in part at any time and may from time to time amend or revise the terms as permitted by applicable statute; provided, however, that no such discontinuance, amendment, or revision shall affect adversely any right or obligation with respect to any award theretofor made and provided further that any amendment increasing the number of shares of common stock of Corporate available to the Program shall be subject to the approval of the Board of Directors. No amendment shall require shareholder approval unless such approval is otherwise required by law.

                                  ARTICLE XIII

RESERVATION OF SHARES - As of December 4, 1994, an aggregate of 1,160,825 shares of common stock of Corporate are authorized and remain reserved for issuance under this Program.

The number of shares of common stock of Corporate authorized for issuance under this Program shall be subject to adjustment by the Committee, in its sole discretion, to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event.


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                                   ARTICLE XIV

EFFECTIVE DATE - This Program was approved by the Board of Directors on October 4, 1977, became effective December 1, 1977 for the fiscal year beginning on that date and, as amended and restated, was approved by the Board of Directors on January 22, 1991, effective April 1, 1991, and approved April 5, 1994, effective December 4, 1994 respectively.

                                   ARTICLE XV

GOVERNING LAW - This Program shall be governed and construed in accordance with the laws of the State of Indiana.